FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     PHOENIX INTERNATIONAL INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           FLORIDA                                       59-2564162
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

              501 S. DIXIE HIGHWAY, WEST PALM BEACH, FLORIDA 33401
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               CONSULTANT OFFERING
                            (FULL TITLE OF THE PLAN)

    THOMAS N. DONALDSON, 501 S. DIXIE HIGHWAY, WEST PALM BEACH, FLORIDA 33401
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (561) 832-5208
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE



                                                                               PROPOSED
                                                        PROPOSED               MAXIMUM
TITLE OF SECURITIES           AMOUNT TO BE          MAXIMUM OFFERING      AGGREGATE OFFERING       AMOUNT OF
 TO BE REGISTERED              REGISTERED            PRICE PER UNIT             PRICE          REGISTRATION FEE
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
COMMON STOCK,
PAR VALUE $0.001                130,000                   $1.00                $130,000              $38.35
PER SHARE

----------

(1) PURSUANT TO RULE 457(C) AND (H)(1), THE PROPOSED MAXIMUM AGGREGATE OFFERING PRICE AND FEE WERE COMPUTED BASED ON THE SUM OF (I) THE AVERAGE HIGH AND LOW PRICES PER SHARE OF COMMON STOCK ON APRIL 27, 1998, WITHIN FIVE DAYS PRIOR TO THE DATE OF FILING THE REGISTRATION STATEMENT.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference in this Form S-8: the registrant's annual report on Form 10-KSB for the year ended May 31, 1997, the registrant's quarterly report on Form 10-QSB for the quarter ended February 28, 1998.

         All documents filed subsequent to the date hereof by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The registrant's By-Laws provide as follows:

                  "INDEMNIFICATION OF DIRECTORS, OFFICERS, AND OTHERS. Section
         1. Right to Indemnification. The Corporation hereby indemnifies each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the Corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys' fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Corporation would have the legal power to indemnify them directly against such liability.

                  Section 2. Advances. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Section 1 of this
         Article in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized by this Article, and upon satisfaction of other conditions required by current or future legislation.

                  Section 3. Savings Clause. If this Article or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation nevertheless indemnifies each person described in
         Section 1 of this Article to the fullest extent permitted by all portions of this Article that have not been invalidated and to the fullest extent permitted by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         (5.1)  Opinion of Joel Bernstein, Esq.

         (23.1) Consent of Leon Wilde, CPA

ITEM 9. UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers for sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities which remain unused at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on April 21, 1998.

(Registrant)                  PHOENIX INTERNATIONAL INDUSTRIES, INC.
            --------------------------------------------------------------------

By (Signature and Title) /S/ GERARD HARYMAN
                        --------------------------------------------------------
                             Gerard Haryman, Chairman

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

(Signature) /S/ GERARD HARYMAN
           ---------------------------------------------------------------------
                Gerard Haryman

(Title)   CHIEF EXECUTIVE OFFICER & DIRECTOR           Date:    APRIL 27, 1998
        --------------------------------------------         -------------------

(Signature) /S/ THOMAS N. DONALDSON
            --------------------------------------------------------------------
                Thomas N. Donaldson

(Title)   VICE PRESIDENT & DIRECTOR                    Date:     APRIL 27, 1998
        --------------------------------------------         -------------------

(Signature) /S/ TIMOTHY PALMER
            --------------------------------------------------------------------
                Timothy Palmer

(Title) DIRECTOR                                       Date:     APRIL 27, 1998
        --------------------------------------------        --------------------

                                 EXHIBIT INDEX

EXHIBIT                           DESCRIPTION
-------                           -----------

5.1      Opinion of Joel Bernstein, Esq.

23.1     Consent of Leon Wilde, CPA